LICENSE AGREEMENT



     This Agreement is by and between The Topps Company, Incorporated with offices at One Whitehall Street, New York, NY 10004-2109 (hereinafter "Licensee"), and NATIONAL FOOTBALL LEAGUE PLAYERS ASSOCIATION, a corporation with offices at 2021 L Street, N.W., Suite 600, Washington, D.C., 20036 (hereinafter "NFLPA" or "Licensor"). This Agreement shall be effective as of March 1,2000.

1.   REPRESENTATIONS.

     (A) NFLPA represents that the NFLPA has been duly appointed and is acting on behalf of the football players of the National Football League
          (hereinafter "NFL") who have entered into a Group Licensing Authorization, either in the form attached hereto as Attachment "A" or through the assignment contained in Paragraph 4(b) of the NFL Player Contract, and that in such capacity NFLPA has the right to grant rights and licenses described herein. Licensee acknowledges that NFLPA also on occasion secures authorization for inclusion in NFLPA licensing programs from players who have not entered into such Group Licensing Authorization, but who, nevertheless, authorize NFLPA to represent such players for designated NFLPA licensed programs.

     (B) NFLPA makes no representation that it has the authority to grant, nor does it grant herein, the right to utilize any symbols, insignias, logos, or other identifying names or marks of the NFL and/or any of its member clubs. Accordingly, it is understood by the parties hereto that if likenesses of players are to be used by Licensee in conjunction with any symbols, insignia, or logos of the NFL or any of its member clubs, in the exercise of the License granted hereunder, it will be the responsibility of the Licensee to obtain such permission as may be necessary for the use of such material from the NFL or the club(s) in question. Licensor retains all rights not expressly and exclusively granted to Licensee hereunder.







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2.   GRANT OF LICENSE.


     (A)  Upon the terms and  conditions  hereinafter  set forth,  NFLPA  hereby grants to Licensee and Licensee hereby accepts the non-exclusive right, license, and privilege of using the trademarks and names of NFLPA and National Football League Players Incorporated ("Players Inc") that may be amended from time to time by NFLPA, and the names, likenesses, pictures, photographs, voices, facsimile signatures, and/or biographical information (hereinafter "identity") of the NFL players listed in Attachment "B" for products in the form of football player trading cards sold alone, as well as collectors' aids products (hereinafter referred to as "the licensed product(s)").

     (B) The rights, licenses, and privileges granted by NFLPA hereunder (also referred to herein as Licensed Rights) shall not constitute or be used by Licensee as a testimonial or an endorsement of any product, service, or event by all or any of the players, or by NFLPA or Players Inc.

     (C) Licensee acknowledges that the Grant of License of this Section 2 is contingent upon Licensee's compliance with and performance under the terms and conditions of the Service Agreement between Licensee and Players Inc, effective March 1, 2000 (hereinafter "Service Agreement"). As provided in Section 14(C), NFLPA may terminate this Agreement if Licensee shall violate any of its obligations under the terms of the Service Agreement.

3.   RETAIL  LICENSE  ONLY.

     The Grant of License set forth in Section 2 of this Agreement applies only to the manufacture and distribution of licensed product(s) for retail sale, and shall not permit the use of licensed product(s) as "premium items" to be included with non-licensed product(s), services, or events to promote the sale of such non-licensed product(s), services, or events; provided, however, that Licensee shall be permitted to promote the sale of licensed product(s), subject to the terms and conditions of the Service Agreement (including prior written approval by Players Inc), and in a manner consistent with the provisions of the Agreement. Any such promotion using the licensed product(s) herein as premium items shall require a separate agreement between Players Inc and Licensee or other sponsor of the promotion, with separate terms and conditions negotiated by Players Inc as provided in the Service Agreement, and nothing contained herein shall obligate NFLPA, Players Inc, or Licensee to enter into such an agreement.



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4.   TERRITORY.

     Licensee shall have the right to utilize the rights granted hereunder for distribution of the licensed product(s) in the following territory:
     Worldwide.

5.   TERM.

     (A) The term of this Agreement shall extend from March 1, 2000 to February 28, 2003 (hereinafter referred to as the Original License Period) unless terminated in accordance with the provisions hereof. Licensee may renew this Agreement for a Second License Period from March 1, 2003 to February 29, 2004, provided Licensee has faithfully fulfilled its obligations hereunder in the Original License Period. Notice of desire to renew shall be given by Licensee no later than January 1, 2003 in the Original License Period.

     (B) Licensee acknowledges and agrees that Licensee has and shall have no right to extend or renew this Agreement beyond the term and renewal options, if any, stated herein. No conduct by either Licensor or Licensee (including without limitation, any approvals granted pursuant to the Service Agreement) shall create, imply, or infer a new license agreement or an extension of the stated term and renewal options, if any, of this Agreement, unless same is specifically set forth in a written agreement signed by both Licensor and Licensee. Licensee's agreement that this Agreement is subject to the term and renewal options, if any, stated herein, in all events whatsoever, is a material inducement for Licensor to enter into this Agreement.



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6.   ROYALTY PAYMENT.

     (A) Licensee agrees to pay NFLPA a guaranteed royalty of $5,400,000 for its use of the rights licensed hereunder for the Original License Period and $1,800,000 for the Additional License Period, if applicable. The guaranteed royalty shall be paid as follows:

          (i) For the Original License Period, $450,000 on or before March 1, 2000, $450,000 on or before August 1, 2000, and $450,000 on or before October 1, 2000, and $450,000 on or before November 1, 2000, and $450,000 on or before March 1, 2001, $450,000 on or before August 1, 2001, and $450,000 on or before October 1, 2001, and $450,000 on or before November 1, 2001, and $450,000 on or before March 1, 2002, and $450,000 on or before August 1, 2002, and $450,000 on or before October 1, 2002 and $450,000 on or before November 1, 2002.

          (ii) For the Additional License Period, if applicable, $450,000 on or before March 1, 2003, $450,000 on or before August 1, 2003, $450,000 on or before October 1, 2003, and $450,000 on or before November 1, 2003.

     (B) Such guaranteed royalty payments shall be made by Licensee as specified hereinabove whether or not Licensee uses the rights licensed hereunder, and no part of such guaranteed payments shall be repayable to Licensee.

     (C) Licensee shall also pay to NFLPA an amount equal to Eleven Percent (11 %) of the gross sales of the licensed product(s) covered by this Agreement, less the guaranteed payments specified above for the applicable License Period. The guaranteed payments for the Original License Period shall be calculated annually and separately at the rate of $1,800,000 for the period of March 1, 2000 through February 28, 2001, $1,800,000 for the period of March 1, 2001 through February 28, 2002 and $1,800,000 for the period of March 1, 2002 through February 28, 2003. For example, the 11 % royalty shall be paid in the first




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


          year of the Agreement less only the guarantee of $1,800,000 for such first year and similarly for the second or third year of the Original License Period. Royalties shall be calculated on a quarterly basis and shall be due as of the last day of each May, August, November, and February of this Agreement and must be paid no later than fifteen (15) days following such due dates. Gross sales shall be calculated based on the actual price(s) charged by Licensee to the retailer directly or to the wholesaler in an arm's length transaction. Licensee shall transact no sale, the effect of which is to reduce the royalty paid by Licensee to NFLPA; provided, however, that Licensee shall be permitted to provide arm's length discounts, allowances, and returns that are normal and customary. Gross sales shall exclude only such normal and customary discounts, allowances, and returns. In addition to all other rights contained in this Agreement, NFLPA shall be entitled to collect and Licensee shall pay daily interest at the rate of one and one-half percent (1 1/2%) monthly, or the maximum interest permitted by law if less, on all guarantee or royalty payments not timely made to NFLPA by Licensee.

7.   PAYMENT AND NOTICES.

          All transactions under this Agreement including, without limitation, all payment of royalties and all notices, reports, statements, approvals, and other communications, shall be with or made payable in the name of NATIONAL FOOTBALL LEAGUE PLAYERS ASSOCIATION, 2021 L Street NW, Suite 500, Washington, DC 20036, or its assignee, where applicable. All correspondence, notices, approvals, and other communications to Licensee shall be with The Topps Company, One Whitehall Street, New York, NY 10004-2109, Attention: Scott Silverstein, Executive Vice President of Business Affairs.

8.   INDEMNIFICATION.

     (A) Licensee agrees that it, during the term of this Agreement or thereafter, will not challenge or in any way infringe upon the title or any rights of the NFLPA in and to any of the trademarks or names owned by or licensed to NFLPA or any of the rights licensed hereunder as specified in Section 2 of this Agreement, or challenge or in any way infringe upon the validity of this Agreement.



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

     (B) Licensee further agrees to assist NFLPA and Players Inc to the extent necessary in the procurement of any protection or to protect any of the rights conveyed hereunder, and NFLPA, if it so desires, may commence or prosecute at its own expense any claims or suits in its own name or in the name of Licensee or join Licensee as a party thereto with Licensee's consent, which shall not be unreasonably withheld. Licensee shall notify Players Inc in writing of any infringement by others of the rights covered by this Agreement that may come to Licensee's attention, and Players Inc shall have the sole right to determine whether or not any action shall be taken on account of any such infringement. Licensee shall not institute any suit or take any action on account of any such infringement without first obtaining the written consent of Players Inc to do so and Players Inc shall reasonably consider any such request.

     (C) For its own acts, Licensee hereby indemnifies NFLPA and undertakes to defend NFLPA from and against any and all claims, suits, losses, damages, and expenses (including reasonable attorneys' fees and expenses) arising out of the manufacture, marketing, sale, distribution, or use of the licensed product(s) that are the subject of this Agreement. Licensee agrees to obtain, at its own expense, general liability insurance providing adequate protection for Licensee and NFLPA against any such claims or suits in amounts not less than Three Million Dollars ($3,000,000.00). Within thirty (30) days from the date hereof, Licensee shall submit to NFLPA a fully paid policy or certificate of insurance naming NFLPA as an insured party, requiring that insurer will not terminate or materially modify such agreement without written notice to NFLPA at least twenty (20) days in advance thereof.

     (D) NFLPA hereby indemnifies Licensee and undertakes to defend Licensee against, and hold Licensee harmless from, any liabilities, losses, damages, and expenses (including reasonable attorneys' fees and expenses) resulting from claims made or suits brought against Licensee based upon the use by Licensee of the rights licensed in Section 2 strictly as authorized in this Agreement.



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


     (E) NFLPA represents that no provisions in this Agreement, including without limitation Section 11, are contrary to federal and state law, and NFLPA hereby indemnifies Licensee and undertakes to defend Licensee against, and hold Licensee harmless from, any liabilities, losses, damages, and expenses (including reasonable attorney's fees) arising out of or relating to a breach of this representation or based upon a finding that any said provisions are in violation of federal and state law.

     (F) In the event that Section 11 is declared invalid by any court of competent jurisdiction, NFLPA hereby agrees not to enforce the terms of said Section against Licensee.

9.   COPYRIGHT AND TRADEMARK NOTICES.

     (A) Licensee shall prominently place or cause to be placed Licensor's trademark or trademarks (hereinafter "Licensor's Trademark") on the licensed products and on packaging, wrapping, advertising (both print and media), and any other material, including trade show booths and exhibits in connection with such licensed product(s) that are publicly distributed or relating to such licensed product(s).

     (B) Licensor's Trademark appearing on the licensed product(s) and on all materials in connection with the licensed product(s) distributed, or relating to such licensed product(s), shall appear precisely according to the specifications set forth in Appendix B attached hereto, which may be amended from time to time by Players Inc, without variation, with the letter "R" enclosed within a circle. Further, Licensee shall provide to Licensor the date of the first use of such licensed product(s) bearing Licensor's Trademark in intrastate and interstate commerce.

     (C) Additionally, Licensee shall imprint or cause to be imprinted the following text on any such licensed product(s) and/or materials therefor:

                  "Officially Licensed Product of the National
                            Football League Players"

                                       or

                         "Officially Licensed Product of
                                  Players Inc"

     The specific text imprinted shall be subject to Licensor's sole discretion.



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

10.  APPROVALS.

     Attachment "B" hereto shall be established and may be modified by Players Inc, as specified in the Service Agreement.

11.  NON-INTERFERENCE.

     Licensee agrees and acknowledges that it shall not secure or seek to secure, directly from any player who is under contract with an NFL club or seeking to become under contract with an NFL club or at any time in the past was under contract to an NFL club, or from such player's agent, permission or authorization for the use of such player's name, facsimile signature, image, likeness, photograph, or biography in conjunction with the licensed product(s) herein.

12.  GOODWILL.

     (A) Licensee recognizes the great value of the goodwill associated with the rights licensed in Section 2 of this Agreement and acknowledges that such goodwill belongs exclusively to NFLPA and that said trademarks, names, and rights licensed in Section 2 of this Agreement have acquired secondary meaning in the mind of the public.

     (B) Licensee agrees that all elements of the licensed product(s) (including all material of any nature utilizing in any way the rights licensed hereunder, including but not by way of limitation all packages, cartons, point of sale material, newspaper and magazine advertisements) shall be of high standard and of such style, appearance, and quality as to be adequate and suited to the best advantage and to the protection and enhancements of such rights; that the marketing of the licensed product(s) will be conducted in accordance with all applicable federal, state, and local laws and any other governmental or quasi-governmental laws or regulations of the United States, Canada, or any other country; and that the licensed product(s) and their exploitation shall be of high standard and to the best advantage and that the same in no manner reflect adversely upon the good name of NFLPA or Players Inc.



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13.  SPECIFIC UNDERTAKINGS OF LICENSEE.

     (A) Licensee agrees that every use of the rights licensed hereunder by Licensee shall inure to the benefit of the NFLPA and that Licensee shall not at any time acquire any title or interest in such rights by virtue of any use Licensee may make of such rights hereunder.

     (B) All rights relating to the rights licensed hereunder are specifically reserved by NFLPA except for the License herein granted to Licensee to use the rights as specifically and expressly provided in this Agreement.

     (C) Upon expiration or termination of this Agreement, all rights granted hereunder shall immediately revert to NFLPA, and Licensee will refrain from further use of such rights or any further reference thereto, direct or indirect, except as provided in Section 14(E) below. Licensee acknowledges that its failure to cease the use of such rights at the termination or expiration of this Agreement will result in immediate and irreparable damage to Licensor, individual National Football League player(s), and/or the rights of any subsequent licensee(s).

14.  TERMINATION BY NFLPA.

     (A) In the event Licensee does not commence in good faith to cause the manufacture, distribution, and sale of the licensed product(s) in substantial quantities on or before September 15, 2001, NFLPA shall have, in addition to all other remedies available to it, the option to terminate the License granted hereunder upon written notice of such termination to Licensee.

     (B) In the event Licensee files a petition in bankruptcy or is adjudicated as bankrupt, or if a petition in bankruptcy is filed against Licensee or if Licensee becomes insolvent, or makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy laws, or if Licensee discontinues its business, or if a receiver is appointed for it or its business, all rights granted hereunder shall terminate automatically and without notice upon the occurrence of any such event. In the event of such termination, neither Licensee nor its receivers, representatives, trustees, agents, administrators, successors, and/or assigns shall have any right to sell, exploit, or in any way deal with the rights granted hereunder or with any licensed product(s), or any carton, container, packaging or wrapping material, advertising, promotional or display material pertaining to any licensed product(s).



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

     (C) If Licensee shall violate any of its other material obligations under the terms of either this Agreement or the Service Agreement, NFLPA shall have the right to terminate this Agreement upon thirty (30) days' notice in writing, and such notice of termination shall become effective unless Licensee completely remedies the violation within the thirty (30) day period and provides reasonable proof to NFLPA or Players Inc, as applicable, that such violation has been remedied. The obligations of Licensee hereunder shall include, without limitation, any payment owed and unpaid by the Licensee to NFLPA in accordance with any previous license agreement between NFLPA and Licensee (or its predecessor) under which the parties operated, without regard to whether such license agreement was formally executed by an authorized signatory for each party. If this Agreement is terminated under this paragraph, all royalties theretofore accrued shall become due and payable immediately to NFLPA and NFLPA shall not be obligated to reimburse Licensee for any royalties paid by Licensee to NFLPA.

     (D) Failure to resort to any remedies referred to herein shall not be construed as a waiver of any other rights or remedies to which NFLPA is entitled under this Agreement or otherwise.

     (E) Upon termination of this Agreement, Licensee shall have ninety (90) days to dispose of and liquidate all inventory. This inventory shall not be available to consumers after this ninety (90) day period expires. Such disposition shall conform to this Agreement in all respects. Players Inc shall have, at its election, the right to conduct a physical inventory at the time of termination.



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15.  PARTNERSHIP.

     Nothing herein contained shall be construed to place NFLPA and Licensee in the relationship of partners or joint venturers, and Licensee shall have no power to obligate or bind NFLPA in any manner whatsoever.

16.  WAIVER AND/OR MODIFICATION.

     None of the terms of this Agreement shall be waived or modified except by an express agreement in writing signed by both parties. With the exception of the Service Agreement, there are no representations, promises, warranties, covenants, or undertakings other than those expressly contained in this Agreement, which represents the entire understanding of the parties. No written waiver shall excuse the performance of an act other than those specified herein. The failure of either party hereto to enforce, or delay by either party in enforcing, any of its rights under this Agreement shall not be deemed a continuing waiver or modification thereof and either party may commence, within the time provided by applicable law, appropriate legal proceedings to enforce any or all of such rights.

17.  NON-ASSIGNABILITY.

     This Agreement and all rights and duties hereunder are personal to Licensee and shall not, without written consent of NFLPA, be assigned, mortgaged, sublicensed, or otherwise encumbered by Licensee or by operation of law to any other person or entity. Upon any such attempted unapproved assignment, mortgage, license, sublicense, or other encumbrance this Agreement shall terminate and all rights granted to Licensee hereunder shall immediately revert to NFLPA. In addition, NFLPA may terminate this Agreement, at its sole discretion, in the event that Licensee is merged, consolidated, transfers all or substantially all of its assets. If, in its sole discretion, NFLPA terminates this Agreement under this Section 17, all rights granted to Licensee hereunder shall immediately revert to NFLPA.

18.  CONSTRUCTION.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York of the United States of America, except that State's conflict-of-laws provisions to the extent they are inconsistent with the terms of this Section 18. The parties consent to the jurisdiction of the State of New York and designate the courts of the State of New York as the venue for any dispute arising out of, under, or relating to this Agreement.





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



IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and date written first above.

The Foregoing is Acknowledged:



NATIONAL FOOTBALL LEAGUE                        THE TOPPS COMPANY, INCORPORATED
PLAYERS ASSOCIATION


By:       /s/   Douglas Allen                   By:  /s/  Warren Friss
       ----------------------------                 --------------------
Title: Assistant Executive Director             Title:  Vice President




























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